SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  SCHEDULE 14A
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                                 UNITED ROAD SERVICES, INC.
                (Name of Registrant as Specified in Its Charter)
                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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                       Press Release of United Road dated May 31, 2000

         URSI ANNOUNCES $93 MILLION DEBT FINANCING AND $2 MILLION EQUITY
                          INVESTMENT LED BY GE CAPITAL

Albany, N.Y., May 31, 2000 United Road Services, Inc. (OTC: URSID) announced today that it has completed the next step in its turn-around plan.

As previously announced, KPS Special Situations Fund, L.P. ("KPS"), a private equity fund, has agreed to invest $25 million in the Company in exchange for participating convertible preferred stock. In addition to this preferred stock investment, the Company has received a commitment from GE Capital to provide the Company with a $93 million senior secured revolving credit facility (which amount may increase to up to $100 million depending upon the success of syndication efforts). The commitment is pursuant to a commitment letter which the Company has signed with GE Capital and is subject to the terms and conditions set forth in the commitment letter. Fleet Capital Corporation has committed to fund up to $40 million of the credit facility.
CFE, Inc., an affiliate of GE Capital, has also committed to invest $2 million in additional participating convertible preferred stock subject to the terms and conditions set forth in GE Capital's commitment letter.

The proceeds of the new financing will be used to replace the approximately $54 million of outstanding debt under the Company's revolving credit line. Approximately $81 million of existing convertible subordinated debentures will be amended and will remain outstanding. Following completion of the new financing and payment of fees and expenses, the Company will have no less than $25 million available for investment in its business. Donaldson, Lufkin and Jenrette Securities Corporation is advising the Company on the transaction.

The preferred stock transactions with KPS and CFE, Inc. will be presented to the Company's stockholders for their approval.

Gerald Riordan, Chief Executive Officer of the Company commented "We are excited with this announcement of the next step in our turn-around plan. In addition to KPS, we welcome GE Capital as an investor in the Company's future. GE Capital will be a valuable partner in the future success of United Road Services. We have a new and committed management team, a clear action plan which is beginning to show improvement, customers that value our services and, with this transaction, an enhanced capital structure to continue to invest in the business."

Michael Psaros, a KPS principal, said, "We are pleased to have arranged senior financing commitments for the Company and look forward to an expeditious closing of the transaction. The KPS and GE Capital equity investments, coupled with a new bank facility and restructuring of the Company's subordinated debentures, should provide the Company with the financial resources to execute its turnaround plan. We look forward to working with senior management and employees of the Company in building a new United Road Services."

KPS is a private equity firm with over $210 million of committed capital that focuses on constructive investing in restructurings, turnarounds and other special situations. In connection with the preferred stock transactions with KPS and CFE, Inc. described above, the Company will be filing a definitive proxy statement with the Securities and Exchange Commission. STOCKHOLDERS OF UNITED ROAD SERVICES ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement when it becomes available and other documents filed by United Road Services with the Securities and Exchange Commission in connection with the preferred stock transactions at the Securities and Exchange Commission's web site at www.sec.gov. Stockholders of United Road Services may also obtain for free the proxy statement and other documents filed by the Company in connection with the preferred stock transactions by directing a request to: United Road Services, Inc., 17 Computer Drive West, Albany, New York 12205, Attention: Investor Relations.

United Road Services and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company's stockholders in favor of the preferred stock transactions with KPS and CFE, Inc. These directors and executive officers include the following: Gerald R. Riordan, Richard A. Molyneux, Edward W. Morawski, Grace M. Hawkins, Todd Q. Smart, Mark
J. Henninger, Merril M. Halpern, Robert L. Berner, III, Michael J. Pfeffer, Donald J. Marr, Michael A. Wysocki and Harold W. Borhauer II. Collectively as of March 22, 2000, the directors and executive officers of United Road Services may be deemed to beneficially own approximately 14.0% of the outstanding shares of the Company's common stock. Stockholders of United Road Services may obtain additional information regarding the interests of the participants by reading the proxy statement when it becomes available.

Formed in July 1997, United Road Services has a network of 41 divisions located in 21 states. The Company's broad range of services includes towing, impounding and storing motor vehicles, conducting lien sales and auctions of abandoned vehicles and transporting new and used vehicles and heavy construction equipment. More information on United Road Services may be obtained from the Company's web site at www.unitedroad.com.

This release contains forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Readers should not place undue reliance on forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. Readers should carefully review the risk factors described in documents the Company files from time to time with the Securities and Exchange Commission.